CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-182554 on Form N-14 for BlackRock Funds III of our report dated February 27, 2012, relating to the financial statements and financial highlights of BlackRock Index Equity Portfolio, one of the portfolios constituting BlackRock FundsSM, appearing in the Annual Report on Form N-CSR of BlackRock FundsSM for the year ended December 31, 2011, and of our report dated February 27, 2012, relating to the financial statements and financial highlights of BlackRock S&P 500 Index Fund, one of the series constituting BlackRock Index Funds, Inc. and of our report dated February 27, 2012, relating to the financial statements and financial highlights of Master S&P 500 Index Series of Quantitative Master Series LLC, each appearing in the Annual Report on Form N-CSR of BlackRock Index Funds, Inc. for the year ended December 31, 2011, in the Combined Prospectus/Proxy Statement, which is part of such Registration Statement for BlackRock Funds III. We consent to the references to us under the headings “Financial Highlights” appearing in the prospectuses dated April 27, 2012 of BlackRock Index Equity Portfolio and BlackRock S&P 500 Index Fund, and to the references to us under the headings “Financial Statements” in the Statements of Additional Information dated April 27, 2012 of BlackRock Index Equity Portfolio and BlackRock S&P 500 Index Fund, which are incorporated by reference in the Combined Prospectus/Proxy Statement. We consent to the references to us under the heading “FINANCIAL STATEMENTS” appearing in the Statement of Additional Information which is part of such Registration Statement. We also consent to the references to us under the headings “Other Service Providers – Independent Registered Public Accounting Firm”, “Appendix II – Form of Agreement and Plan of Reorganization, ARTICLE IV, REPRESENTATIONS AND WARRANTIES” and “Appendix III – Form of Agreement and Plan of Reorganization, ARTICLE IV, REPRESENTATIONS AND WARRANTIES” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 15, 2012